CIR_12.31.2016_EX 10.34

FORM OF
NON-QUALIFIED STOCK OPTION AGREEMENT
FOR EMPLOYEES UNDER THE
CIRCOR INTERNATIONAL, INC.
2014 STOCK OPTION AND INCENTIVE PLAN

Name of Awardee:
Awardee Solium Number:
Number of Stock Options:
Option Exercise Price per Share:
Award Date:
Expiration Date:

Pursuant to the CIRCOR International, Inc. 2014 Stock Option and Incentive Plan (the “Plan”), CIRCOR International, Inc. (the “Company”) hereby grants to the Awardee named above, who is an officer or employee of the Company or any of its Subsidiaries, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares (the “Options”) of Common Stock, par value $.01 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above, subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

1.Vesting Schedule. No portion of this Stock Option may be exercised until such portion shall have vested. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable with respect to the following number of Options on the dates indicated:
Number of
Options Exercisable    Vesting Date
(XXX)    one-third
(XXX)    one-third
(XXX)    one-third

In the event of a Change of Control as defined in Section 14.3 of the Plan, this Stock Option shall become immediately vested and exercisable in full, whether or not this Stock Option or any portion thereof is vested and exercisable at such time. Once vested, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.Manner of Exercise.
(a)The Awardee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Awardee must obtain approval from the Company’s Legal Counsel of his or her election to purchase some or all of the vested Options purchasable at the time of such notice. This notice shall specify the number of Options to be purchased. Once approval is obtained, the Administrator will change Awardee’s status in Solium to allow for an Option transaction. Awardee may then log in to their Solium account and exercise the Options in one of four ways: (i) Exercise Options and sell all shares (also known as Cashless Exercise) (ii) Exercise Options and sell just enough shares to pay for the Options and hold the remaining shares (also known as Sell to Cover), (iii) Exercise options and hold the shares (also known as Exercise and Hold); or (iv) Exercise Options under the “net exercise method” pursuant to which a sufficient number of shares will be withheld by the Company to pay for the exercise price and required tax withholding with the remaining shares issued to the Awardee.
Alternatively, payment of the purchase price for the Options may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) by the Awardee delivering (or attesting to the ownership of) shares of Stock that have been purchased by the Awardee on the open market or that have been beneficially owned by the Awardee for at least six months and that are not then subject to restrictions under any Company plan; (iii) by the Awardee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Awardee chooses to pay the option purchase price as so provided, the Awardee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

The transfer to the Awardee on the records of the Company or of the transfer agent of the Options will be contingent upon (i) the Company’s receipt from the Awardee of the full purchase price for the Options, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Awardee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Awardee upon the exercise of the Stock Option shall be net of the shares attested to.

(b)The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Awardee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Awardee. The Awardee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Awardee, and the Awardee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Awardee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c)Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3.Termination of Employment or other Business Relationship. If the Awardee’s employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise this Stock Option may be subject to earlier termination as set forth below.
(a)Termination Due to Death. If the Awardee’s employment terminates by reason of the Awardee’s death (excluding death by suicide), this Stock Option shall become fully exercisable and may thereafter be exercised by the Awardee’s legal representative, beneficiary, or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.
(b)Termination Due to Disability. If the Awardee’s employment terminates by reason of the Awardee’s qualified disability ( as defined under the Company’s disability plan, an individual shall be considered disabled if such individual qualifies for receipt of long-term disability benefits under the long-term disability plan then in effect for the Company’s employee’s), this Stock Option shall become fully exercisable and may thereafter be exercised by the Awardee for a period of 12 months from the date of such termination or until the Expiration Date, if earlier.
(c)Termination Due to Retirement. If the Awardee’s employment is terminated by reason of the Awardee’s early or normal retirement, (as defined in the Company’s Defined Benefit Pension Plan), any portion of this Stock Option may be exercised by the Awardee, to the extent exercisable by the date of termination. Any portion of the Stock Option that is not exercisable at such time of termination shall terminate immediately and be of no further force and effect.
(d)Termination for Cause. If the Awardee’s employment terminates for Cause (as defined below), this Stock Option shall terminate immediately and be of no further force and effect. For purposes hereof, unless otherwise provided in an employment agreement between the Company and the Awardee, a termination of employment for “Cause” shall mean, the occurrence of one or more of the following: (i) the Awardee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Company or any Subsidiary, as determined by the Administrator in good faith in its sole discretion; (ii) the Awardee engages in a fraudulent act to the material damage or prejudice of the Company or any Subsidiary or in conduct or activities materially damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Administrator in good faith in its sole discretion; (iii) any material act or omission by the Awardee involving malfeasance or negligence in the performance of the Awardee’ s duties to the Company or any Subsidiary to the material detriment of the Company or any Subsidiary, as determined by the Administrator in good faith in its sole discretion, which has not been corrected by the Awardee within thirty (30) days after written notice from the Company of any such act or omission; (iv) failure by the Awardee to comply in any material respect with any written policies or directives of the Company as determined by the Administrator in good faith in its sole discretion, which has not been corrected by the Awardee within ten (10) days after written notice from the Company of such failure; or (v) material breach by the Awardee of any non-competition, confidentiality or similar agreements between the Awardee and the Company as determined by the Administrator in good faith in its sole discretion.
(e)Termination Without Cause. If the Awardee’s employment is terminated by the Company without Cause and unless otherwise determined by the Administrator, any portion of this Stock Option may be exercised by the Awardee, to the extent exercisable on the date of such termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of the Stock Option that is not exercisable at such time shall terminate immediately and be of no further force and effect.
(f) Termination of Employment by Awardee. If the Awardee terminates his or her employment, this Stock Option shall terminate immediately upon notice by the Awardee of such termination and be of no further force and effect.
(g)Miscellaneous. The Administrator’s determination of the reason for termination of the Awardee’s employment shall be conclusive and binding on the Awardee and his or her representatives, beneficiaries, or legatees. Any portion of this Stock Option that is unvested after the application of this Section 3 shall be cancelled immediately upon any termination of employment and shall not be exercisable by the Awardee.
4.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.Transferability. This Agreement is personal to the Awardee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Awardee’s lifetime, only by the Awardee, and thereafter, only by the Awardee’s legal representative, beneficiary, or legatee.
6.Tax Withholding. The Awardee shall, not later than the date as of which the exercise of this Stock Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company is authorized to cause the minimum required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Awardee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum required tax withholding amount due.
7.Non-Compete / Non Solicitation Agreement Awardee is receiving the Award provided for herein in part because the Company has determined that Awardee is a key contributor to the continued success of the Company. As such, Awardee is privy to certain proprietary information which the Company considers to be competition sensitive. The Company, therefore, would be materially harmed were Awardee to leave the Company and perform services on behalf of a competitor or if the Awardee were to solicit (i) customers to do business with a competitor of the Company or (ii) employees of the Company to leave the Company. Accordingly, in consideration of Awardee’s receipt of the Award, Awardee covenants and agrees that, for a period of two (2) years following the termination of Awardee’s affiliation with the Company (whether as an employee or non-employee director), Awardee shall not, anywhere in the world, own, manage, operate, join, control, promote, invest or participate in or be connected with in any capacity (either as an employee, employer, trustee, consultant, agent, principal, partner, corporate officer, director, creditor, owner or shareholder or in any other individual or representative capacity) with any business individual, partnership, firm, corporation or other entity which is engaged wholly or partly in the design, manufacture, development, distribution, marketing or sales of any products which compete with the Company’s then current lines of business for which Awardee, during the two year period immediately preceding termination of affiliation with the Company, had managerial responsibility or otherwise provided regular services. Awardee agrees that this provision is reasonable in view of the relevant market for the Company’s products and services and that any breach hereof would result in continuing and irreparable harm to the Company. The foregoing, however, shall not prevent Awardee from making passive investments in a competitive enterprise whose shares are publicly traded if such investment constitutes less than five percent (5%) of such enterprise’s outstanding capital stock. In addition, Awardee, for a period of two years following the termination of Awardee’s affiliation with the Company shall not directly or indirectly (1) induce, solicit, request or advise any Customers (as defined below) to patronize any business which competes with any business of the Company for which Awardee either (a) has had any management responsibility, (b) has otherwise provided regular services during his affiliation with Company, or (c) has had access to confidential or proprietary information; or (2) entice, solicit, request or advise any employee of the Company to leave the Company’s employment or to otherwise accept employment (or other affiliation) with any person, firm or business with which Awardee has an employment or consulting relationship. As used above, “Customers” means all customers of any such business of the Company. Notwithstanding the provisions of this paragraph 7, if Awardee is an employee or resident of a state in which non-compete provisions of the type set forth in this paragraph 7 are not enforceable, then the non-compete provisions of this paragraph 7 shall not apply; the non-solicitation provisions of this paragraph 7, however, shall continue to apply. In addition, in the event that a court of competent jurisdiction determines that any of the restrictions set forth in this paragraph 7 are impermissible in scope and/or duration, Awardee and the Company intend that such court shall revise such scope and/or duration as the court deems reasonable rather than invalidating any such restrictions.
8.Effect of Employment Agreement. If the Awardee is a party to an employment agreement with the Company and any provisions set forth in such employment agreement conflict with the provisions set forth in this Stock Option Agreement, the provisions set forth in such employment agreement shall override such conflicting provisions set forth herein.
9.Miscellaneous.
(a)Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Awardee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.
(b)Neither the Plan nor this Stock Option confers upon the Awardee any rights with respect to continuance of employment by the Company or any Subsidiary.
(c)Pursuant to the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Stock Option, but no such action may be taken which adversely affects the Awardee’s rights under this Agreement without the Awardee’s consent.
                             CIRCOR INTERNATIONAL, INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.
Date:                     Name:    Awardee